             As filed with the Securities and Exchange Commission on
                     September 30, 2002. File No. 811-4347.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM N-1A


           REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY   |X|
                                  ACT OF 1940

                                Amendment No. 83
                        (Check appropriate box or boxes)

                                    GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)


                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                             ----------------------

                               R. Jeremy Grantham
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                             ----------------------

                                    Copy to:
                          J. B. Kittredge, Jr., Esquire
                                  ROPES & GRAY
                             One International Place
                           Boston, Massachusetts 02110

                             ----------------------

         It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

        THIS FILING RELATES SOLELY TO THE GMO TAIWAN FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS
                          AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                               SEPTEMBER 30, 2002

                                 GMO TAIWAN FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

         The GMO TAIWAN FUND (the "Fund") is one of thirty-nine separate investment portfolios of GMO Trust (the "Trust"), an open-end management investment company. Other portfolios are offered pursuant to separate prospectuses.


                               INVESTMENT MANAGER
                 Grantham, Mayo, Van Otterloo & Co. LLC ("GMO")

---------------------------

         This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

         NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

         GMO TAIWAN FUND (the "Fund") is a series of GMO Trust (the "Trust"). At this time GMO does not intend to publicly offer Fund shares. Fund shares are principally available only to other GMO funds and certain accredited investors. The Fund is managed by Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO").

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS

         NOTE: Except for policies specifically identified as "fundamental," the trustees of the Trust may change any of the Fund's operating policies and restrictions without shareholder approval.

         INVESTMENT OBJECTIVE & PRINCIPAL STRATEGIES:

         The Fund's investment objective is high total return. The Fund typically makes equity investments in companies doing business in Taiwan. When used in this private placement memorandum, the word "investments" includes both direct and indirect investments. Examples of indirect investments include exposure to the relevant asset type through the use of derivatives and other synthetic instruments with economic characteristics similar to the relevant asset type. Under normal circumstances, the Fund will invest at least 80% of its net assets plus any borrowings made for investment purposes in investments tied economically to Taiwan. An investment is "tied economically" to Taiwan if it is an investment in (i) an issuer that is organized under the laws of Taiwan or that maintains its principal place of business in Taiwan; (ii) securities that are traded principally in Taiwan; or (iii) an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Taiwan or that has at least 50% of its assets in Taiwan. This exposure may be achieved directly or indirectly, as described above.

         The Manager uses fundamental investment principles and quantitative applications to build a Taiwanese equity portfolio that the Manager believes can best exploit inefficiencies within the Taiwanese market. The Manager begins with a quantitative bottom-up analysis at the individual stock level, considering factors such as valuation and momentum. Quantitative results are overlayed by fundamental analysis of market and economy conditions to determine the attractiveness of each stock within the universe. The Manager uses an optimization process to weigh the trade-off between a stock's return forecast, how much risk the stock adds to the portfolio relative to the Fund's benchmark, and transaction costs.

         The Fund intends to be fully invested, and generally will not take temporary defensive positions through investment in cash and high quality money market instruments. The Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the counter derivative instruments and related investment techniques to (i) hedge equity exposure; (ii) replace direct investing; (iii) manage risk by implementing shifts in investment exposure; and
(iv) adjust its foreign currency exposure. The Fund will not use derivative instruments to expose on a net basis more than 100% of its net assets to equity securities or markets, nor to hold net aggregate foreign currency exposure in excess of the net assets of the Fund. However, the Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. The Fund is a non-diversified investment company.

         BENCHMARK

         The Fund's benchmark is MSCI Taiwan Index, which is independently maintained and published by Morgan Stanley Capital International.

         RELATED INVESTMENT RISKS:

         The value of your investment in the Fund changes with the values of the Fund's investments. Many factors can affect those values, and you can lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these general risks but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes change over time.

         -        Market Risk - Equity Securities

         The Fund is subject to market risk, which is the risk of unfavorable market-induced changes in the value of the securities owned by the Fund. A principal risk of the Fund is that the equity securities in which it invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. The values of equity securities may decline for a number of reasons which directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer's goods or services. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions which are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. The Fund maintains substantial exposure to equities and generally does not attempt to time the market. Because of this exposure, the possibility that stock market prices in general will decline or short or extended periods subjects the Fund to unpredictable declines in the value of its shares, as well as periods of poor performance.

         -        Foreign Investment Risk

         Because the Fund invests in securities traded principally in securities markets outside the United States, it is subject to additional and more varied risks, and may experience more rapid and extreme changes in value. The securities market of Taiwan is relatively small, with a limited number of companies representing a small number of industries. Addition, Taiwanese issuers may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of Taiwan differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs, and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities. Also, nationalization, expropriation, or confiscatory taxation, adverse changes in investment or exchange control regulations which may include suspension of the ability to transfer currency from Taiwan, political changes or diplomatic developments could adversely affect the Fund's investments. In the event of nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in foreign securities.

         Because the Fund will invest a significant portion of its assets in the securities of issuers based in a country with an "emerging market" economy, it is subject to greater levels of foreign investment risk than if the Fund invested primarily in more developed foreign markets. Emerging market securities may present market, credit, currency, liquidity, legal, political, and other risks greater than, or in addition to, risks of investing in developed foreign countries. These risks include: high currency exchange rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; unavailability of currency hedging techniques; the fact that companies in Taiwan may be newly organized and may be smaller and less seasoned companies; the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about issuers; different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions, impose severe penalties for failed trades, or otherwise make it difficult to engage in such transactions; the risk that it may be more difficult to obtain and/or enforce legal judgments in foreign jurisdictions; and significantly smaller market capitalizations of issuers.

         -        Foreign Investor Licensing Risk

         The Manager is registered with the Securities and Futures Commission of Taiwan as a Qualified Foreign Institutional Investor ("QFFI") in Taiwan and is therefore authorized to invest directly in the Taiwanese securities market, subject to certain limitations including a maximum investment amount. The Fund will apply to be listed as a sub-account under the Manager's QFFI license and, if the application is approved, will also be authorized to invest directly in the Taiwanese securities market. The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFFI license or the Fund's sub-account under the Manager's QFFI license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager's QFFI license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

         -        Liquidity Risk

         Liquidity risk exists when particular investments are difficult to purchase or sell due to a limited market or to legal restrictions, such that the Fund may be prevented from selling particular securities at the price at which the Fund values them. Securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. This risk is particularly pronounced for the Fund, which will primarily make investments in emerging markets securities and related derivatives that are not widely traded and that may be subject to purchase and sale restrictions.

         -        Currency Risk

         Currency risk is the risk that fluctuations in exchange rates may negatively affect the value of the Fund's investments. Currency risk includes both the risk that currencies in which the Fund's investments are traded in or currencies in which the Fund has taken on an active investment position will decline in value relative to the U.S. Dollar and, in the case of hedging positions, that the U.S. Dollar will decline in value relative to the currency being hedged. Currency rates in foreign countries may fluctuate significantly for a number of reasons, including the forces of supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, and intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad.

         -        Concentration Risk

         Most analysts believe that overall risk is reduced by industry or geographic diversification, and increased by concentrating investments in a small number of industries or countries. Therefore, funds that are concentrated geographically or with respect to industries or sectors should only be considered as part of a diversified portfolio including other assets.

         Because the Fund principally invests in a single country which is located in a concentrated geographic area, the Fund will have more exposure to country and regional economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the region may impact other countries in the region, including Taiwan. In addition, a recession, a debt crisis or a decline in currency valuation in one country can spread to other countries in the region, including Taiwan.

         -        Derivatives Risk

         The Fund may use derivatives, which are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index. Derivatives may relate to stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes. The Fund may use derivatives for hedging purposes. The Fund may also use derivatives as a way to efficiently adjust the exposure of the Fund to various securities, markets and currencies without the Fund having to actually sell current assets and purchase different ones. This is generally done either because the adjustment is expected to be relatively temporary or in anticipation of effecting the sale and purchase of Fund assets over time.

         The use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk and the credit risk of the counterparty to the derivatives contract. Since their value is calculated and derived from the value of other assets, instruments or references, there is greater risk that derivatives will be improperly valued. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with relevant assets, rates or indexes they are designed to hedge or to closely track. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial. The use of derivatives may also increase the amount of taxes payable by shareholders. Many derivative instruments also have documentation risk. Because the contract for each OTC derivative transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty.

         -        Smaller Company Risk

         Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Investments in smaller, less seasoned companies may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with larger, more established companies.

         -        Non-Diversification Risk

         Most analysts believe that overall risk can be reduced through diversification, while concentration of investments in a small number of securities increases risk. The Fund is not "diversified" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in a relatively small number of issuers and/or foreign currencies with greater concentration of risk. As a result, credit, market and other risks associated with the Fund's investment strategies or techniques may be more pronounced.

         -        Leveraging Risk

         The Fund's portfolio may be economically leveraged if the Fund temporarily borrows money to meet redemption requests and/or to settle investment transactions. Also, the Fund may enter into reverse repurchase agreements and invest in other derivatives, which may result in economic leverage. Leverage may disproportionately increase the Fund's portfolio losses and reduce opportunities for gain when interest rates are changing.

         The net long exposure of the Fund (including direct investment in securities and long derivative positions in securities and/or "baskets" or indexes of equity securities (such as swap contracts and futures contracts)) will not exceed 100% of the Fund's net assets. The Fund may manage certain of its derivatives positions by maintaining an amount of cash or liquid securities equal to the face value of those positions. The Fund also may offset derivative positions against one another or against other assets to manage effective market exposure resulting from derivatives in the portfolio. To the extent offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged.

         -        Credit and Counterparty Risk

         This is the risk that the counterparty to an OTC derivatives contract or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest or settlement payments, or to otherwise honor its obligations. OTC derivative transactions can only be closed out with the other party to the transaction. If the counterparty defaults, the Fund will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing them. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. While the Manager intends to monitor the creditworthiness of contract counterparties, there can be no assurance that the counterparty will be in a position to meet its obligations, especially during unusually adverse market conditions.

         -        Management Risk

         The Fund is subject to management risk because it relies on the Manager's ability to pursue its objective. The Manager will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results. As noted above, the Manager may also fail to use derivatives effectively, for example, choosing to hedge or not to hedge positions precisely when it is least advantageous to do so. As indicated above, however, the Fund is generally not subject to the risk of market timing because it generally stays fully invested in fixed income securities and related derivative instruments.

FEES AND EXPENSES

         The following tables describe the fees and expenses you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (fees paid directly from your investment)
         Cash purchase premium (as a percentage of amount invested) ....................................   0.15%(1)
         Redemption fee (as a percentage of amount redeemed) ...........................................   0.45%(1)

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)
         (as a percentage of average net assets)
         Management Fee.................................................................................   0.81%
         Shareholder Service Fee........................................................................   0.15%
         Other Operating Expenses.......................................................................   0.38%(2)
                                                                                                           -----

         Total Annual Operating Expenses................................................................   1.34%

(1) Paid to and retained by the Fund to allocate portfolio transaction costs caused by shareholder activity to the shareholder generating the activity. Purchase premiums apply only to cash purchases. If the Manager determines that any portion of a cash purchase or redemption is offset by a corresponding cash redemption or purchase occurring on the same day, the purchase premium or redemption fee charged by the Fund will be reduced by 100% with respect to that portion. In addition, the purchase premium or redemption fee charged by the Fund may be waived if the Manager determines the Fund is either substantially overweighted or underweighted in cash so that a redemption or purchase will not require a securities transaction.

(2) The Fund will bear all of its expenses including, but not limited to, custody fees, legal and audit fees and expenses, fees and expenses of the independent trustees of the Trust, brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, transfer taxes, and any expenses incurred in connection with or as a result of the Fund's investments in Taiwan. The amount indicated above reflects the Manager's estimate of the Fund's expenses.

MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE

         MANAGEMENT OF THE TRUST:

         The Fund is a series of the Trust, which is advised and managed by Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110 (the "Manager" or "GMO") which provides investment advisory services to a substantial number of institutional and other investors.

         Under a Management Contract with the Trust, the Manager selects and reviews the Fund's investments and provides executive and other personnel for the management of the Trust. In addition to management services, the Manager administers the Fund's affairs. Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Management. Day to day management of the Fund is the responsibility of the Emerging Markets Quantitative division of GMO, which is comprised of investment professionals associated with GMO. No one person is primarily responsible for making recommendations to the division. Under the Management Contract, the Manager receives as compensation for management services rendered 0.81% of the Fund's average net assets.

         The Fund's ability to invest directly in the Taiwanese securities market is a result of its being registered as a sub-account under the Manager's Qualified Foreign Institutional Investor license. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments

CUSTODIAN AND ACCOUNTING AGENT

         Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund's custodian.

TRANSFER AGENT

         Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's transfer agent.

SHAREHOLDER INFORMATION

         PURCHASE OF FUND SHARES:

         Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

         All investments are made at the net asset value next determined after an order and payment for the investment are received by the Fund by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

         Shares may be purchased (i) in cash, (ii) in exchange for securities subject to the determination by the Manager that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" (generally the last quoted sale price) as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors upon the exchange, depending upon the investor's basis in the securities tendered. The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund;
(2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund.

         REDEMPTION OF FUND SHARES:

         An investor in the Fund may redeem all or a portion of its investment at the net asset value next determined after receipt by the Fund of a redemption request in proper form on any day the New York Stock Exchange ("Exchange") is open for business ("business day"). The redemption request must be received by the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). Proceeds of the redemption will be paid as promptly as possible but in any event within seven business days after receipt of the request.

         If the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash. Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "Determination of Net Asset Value." Securities distributed by the Fund in-kind will be selected by the Manager in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Any in-kind redemptions will be of readily marketable securities to the extent available. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

         The Fund may suspend the right of redemption and may postpone payment for more than seven days when the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

         DETERMINATION OF NET ASSET VALUE:

         The net asset value or "NAV" of a share is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell such share is received by the Fund. The Fund's net asset value is determined by dividing the total market value of the Fund's portfolio investments and other assets, less any liabilities, by the total outstanding shares of the Fund. The market value of the Fund's investments is generally determined as follows:

Exchange listed securities

         -        Last sale price or
         -        Most recent bid price (if no reported sale) or
         - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)

         -        Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

         - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (includes bonds, loans, structured notes)

         - Closing bid supplied by a primary pricing source chosen by the Manager

All other assets and securities (if no quotations are readily available)

         - Fair value as determined in good faith by the Trustees or persons acting at their direction

                  > In certain cases, a significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, and other news events. Although the goal of fair valuation is to determine the amount which the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, it is possible that the value determined for a particular asset may be materially different than the value realized upon such asset's sale.

         The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager will not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) because of such price activity or because the Manager has other reasons to believe that a price supplied may not be reliable. Certain securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold.

         The values of securities quoted in foreign currencies are translated into U.S. dollars at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value. Fluctuations in the value of foreign currencies in relation to the U.S. dollar will affect the net asset value of Fund shares even though there has not been any change in the values of such securities and options measured in terms of the foreign currencies in which they are denominated.

         Foreign exchanges and securities markets usually close prior to the time the NYSE closes and values of foreign options and foreign securities will be determined as of those earlier market closings. Events affecting the values of foreign securities may occasionally occur between the earlier market closings and the closing of the NYSE which will not be reflected in the computation of the Fund's net asset value. If an event materially affecting the value of foreign securities occurs during that period, then those securities may be valued at fair value as determined in good faith by the Trustees or persons acting at their direction. In addition, because the Fund holds portfolio securities listed on foreign exchanges which may trade on days on which the NYSE is closed, the net asset value of the Fund's shares may be significantly affected on days when investors will have no ability to redeem their shares in the Fund.

         DISTRIBUTIONS:

         The Fund's policy is to declare and pay distributions of its dividends and interest semi-annually. The Fund also intends to distribute net gains from the sale of securities held by the Fund for not more than one year ("net short-term capital gains") and net gains from the sale of securities held by the Fund for more than one year ("net long-term capital gains") at least annually.

         All dividends and/or distributions will be paid in shares of the Fund, at net asset value, unless the shareholder elects to receive cash. Shareholders may make this election by marking the appropriate box on the application or by writing to the Trust.

         TAXES:

         The following is a general summary of the principal federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders will include certain other funds of the Trust. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences to such shareholders.

         - The Fund will be treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

         - Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will be taxable to shareholders as ordinary income whether paid in cash or in shares. Properly designated Fund distributions derived from net long-term capital gains will be taxable as such regardless of how long a shareholder may have owned shares in the Fund or whether distributions are received in cash or in reinvested shares.

         - Distributions by the Fund result in a reduction in the net asset value of the Fund's shares. If you buy shares just prior to a taxable distribution by the Fund, you will pay the full price of the shares (including the value of the pending distribution). When the distribution is then paid, it will be subject to tax, even though, from an investment standpoint, it may constitute a partial return of capital.

         - The Fund's investments in mortgage-backed and other asset-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, foreign securities, and, potentially, so-called "indexed securities" (including inflation indexed bonds) may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by such investments. These investments may, therefore, affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

         - The Fund's use of derivatives may increase the amount of taxes payable by its shareholders.

         - Any gain resulting from a shareholder's sale, exchange or redemption of shares will generally also be subject to tax.

DISTRIBUTION ARRANGEMENTS

         The Fund does not charge any sales load or Rule 12b-1 fees. Currently, the Fund offers only a single class of shares.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

         Investors can review and copy the Private Placement Memorandum at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.


                              SHAREHOLDER INQUIRIES
                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA, 02110
                          1-617-346-7646 (CALL COLLECT)






                                        INVESTMENT COMPANY ACT FILE NO. 811-4347

                                    GMO TRUST



                                 GMO Taiwan Fund


                       STATEMENT OF ADDITIONAL INFORMATION


                               September 30, 2002






This Statement of Additional Information is not a prospectus. It relates to the GMO Taiwan Fund Private Placement Memorandum dated September 30, 2002, and as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Taiwan Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES.......................    2
FUND INVESTMENTS.........................................    2
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS...............    2
USES OF DERIVATIVES......................................   22
INVESTMENT RESTRICTIONS..................................   25
DETERMINATION OF NET ASSET VALUE.........................   28
DISTRIBUTIONS............................................   28
TAXES....................................................   28
PERFORMANCE INFORMATION..................................   31
MANAGEMENT OF THE TRUST..................................   32
INVESTMENT ADVISORY AND OTHER SERVICES...................   39
PORTFOLIO TRANSACTIONS...................................   41
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.........   42
VOTING RIGHTS............................................   43
SHAREHOLDER AND TRUSTEE LIABILITY........................   44
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS..............   44

                       INVESTMENT OBJECTIVES AND POLICIES

         The principal strategies and risks of investing in the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

         The following chart indicates the types of investments which the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided such an investment is consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing:


         securities of foreign issuers
         domestic equity securities
         common stock
         preferred stock
         depositary receipts: ADRs, GDRs, EDRs
         foreign issues traded in the U.S.
         investment companies (open & closed end) shares of other GMO Trust funds convertible securities illiquid securities securities lending
         144A securities
         restricted securities
         futures and options
         swap contracts
         foreign currency transactions
         indexed securities
         cash and other high quality investments
         rights
         warrants
         corporate or government bonds
              (short, medium and long-term)

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

         The following is a detailed description of certain investment practices in which the Fund may engage and the risks associated with their use.

PORTFOLIO TURNOVER

Portfolio turnover is generally not a limiting factor with respect to investment decisions for the Fund. Following the close of the first fiscal year after the Fund's inception, the historical portfolio turnover rate for the Fund will be shown under the heading "Financial Highlights" in the Private Placement Memorandum.

In any particular year, market conditions may well result in greater rates of portfolio turnover than are presently anticipated. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that would be taxable when distributed to shareholders of the Fund unless such shareholders are themselves exempt. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional

Information. To the extent that portfolio turnover results in the recognition of short-term capital gains, such gains are typically taxed to shareholders at ordinary income tax rates.

NON-DIVERSIFIED PORTFOLIO

         The Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"). As a non-diversified fund, the Fund is permitted to (but is not required to) invest a higher percentage of its assets in the securities of fewer issuers. Such concentration could increase the risk of loss to the Fund should there be a decline in the market value of any one portfolio security. Investment in a non-diversified fund may therefore entail greater risks than investment in a diversified fund. The Fund must, however, meet certain diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986.

CERTAIN RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded overseas may involve certain special risks due to foreign economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Furthermore, issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets. Foreign brokerage commissions and other fees are also generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in these foreign countries. There are also special tax considerations that apply to securities of foreign issuers and securities principally traded overseas. Investors should also be aware that under certain circumstances, markets which are perceived to have similar characteristics to troubled markets may be adversely affected whether or not similarities actually exist.

EMERGING MARKETS. The risks described above apply to an even greater extent to investments in emerging markets. Taiwan is considered by the Manager to be an emerging market. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the U.S. and developed foreign markets. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets, and enforcement of existing regulations has been extremely limited. Moreover, enforcement of existing regulations may be arbitrary and results difficult to predict with any degree of certainty. Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce the Fund's income from such securities. Finally, because publicly traded debt instruments of emerging markets represent a relatively recent innovation in the world debt markets, there is little historical data or related market experience concerning the attributes of such instruments under all economic, market and political conditions.

In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries. There can be no assurance that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments or in the case of fixed income securities, interest thereon.

INVESTMENTS IN ASIA. In addition to the foregoing risks of foreign investments and risks specific to emerging markets, investments by the Fund in Asia involve additional risks specific to investment in the region. The region encompasses countries at varying levels of economic development ranging from emerging markets to more developed economies. Each country provides unique investment risks, yet the political and economic prospects of one country or group of countries may affect other countries in the region. For example, some Asian economies are directly affected by Japanese and/or Chinese capital investment in the region and by Japanese and/or Chinese consumer demands. In addition, a recession, a debt crisis or a decline in currency valuation in one country can spread to other countries.

Investments in Asia are susceptible to social, political, legal and operational risks affecting issuers in Asian countries. Some countries have authoritarian or relatively unstable governments. Certain governments in the region provide less supervision and regulation of financial markets than is typical of other emerging markets, and less financial information is available. Restrictions on direct foreign investments in securities markets also exist in some countries. For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors ("QFFI"). The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFFI license or the Fund's sub-account under the Manager's QFFI license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager's QFFI license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

Some countries in the region are heavily dependent upon foreign trade. The economies of some Asian countries are not diversified and are based upon only a few commodities or industries. Markets in some of these countries are in the early stages of development, exhibit a high concentration of market capitalization, have less trading volume, lower liquidity and more volatility than more developed markets.

The region periodically experiences increased market volatility and declines in foreign currency exchange rates. Fluctuation in currency exchange rates can affect a country's ability to service its debt. Currency fluctuation will affect the value of the securities in the Fund's portfolio because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar.

The foregoing risks are particularly acute for the Taiwan Fund, which invests primarily in Taiwan.

SECURITIES LENDING

The Fund may make secured loans of portfolio securities amounting to not more than one-third of the Fund's total assets. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. However, such loans will be made only to broker-dealers that are believed by the Manager to be of relatively high credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or liquid securities at least equal at all times to the market value of the securities lent. Collateral may be held in shares of other investment companies. The borrower pays to the Fund an amount equal to any dividends or interest the Fund would have received had the securities not been lent. If the loan is collateralized by U.S. Government Securities, the Fund will receive a fee from the borrower. In the case of loans collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Fund pays various fees in connection with such loans including shipping fees and reasonable custodian fees approved by the Trustees of the Trust or persons acting pursuant to direction of the Board.

DEPOSITORY RECEIPTS

The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs) and European Depository Receipts (EDRs) (collectively, "Depository Receipts") if issues of such Depository Receipts are available that are consistent with the Fund's investment objective. Depository Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying securities are denominated or traded. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES

A convertible security is a fixed income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to similar non-convertible securities. Convertible securities provide, through their conversion feature, an opportunity to participate in capital appreciation resulting from a market price advance in a convertible security's underlying common stock. The price of a convertible security is influenced by the market value of the underlying common stock and tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. The Manager regards convertible securities as a form of equity security.

PREFERRED STOCKS

Preferred stocks include convertible and non-convertible preferred and preference stocks and similar securities which are senior to common equity. These may include debt or equity securities that either (1) rank senior to common stock with respect to the right to receive payment or accrual of interest or in respect of the right to participate in any distribution of the issuer or
(2) are beneficiaries of a guarantee of the issuer regarding the right to receive payment of interest or the right to participate in any distribution of the issuer. Depending on the features of the particular security, holders of preferred stock may bear risks similar to the risks disclosed in the Private Placement Memorandum or herein with respect to equity or fixed income securities.

WARRANTS AND RIGHTS

The Fund may purchase warrants or rights. Warrants and rights generally give the holder the right, at any time during the term of the instrument, to receive upon exercise of the warrant or right a security of the issuer based on the conversion value of the security at the time of exercise. The Fund will normally use warrants and rights in a manner similar to its use of options on securities as described below. The risks of the Fund's use of warrants and rights are generally similar to those relating to its use of options. Unlike most options, however, warrants and rights are issued in limited amounts and generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish to do.

FUTURES AND OPTIONS

The Fund may use futures and options for various purposes. See "Uses of Derivatives." The use of futures contracts, options contracts and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of futures, options and options on futures, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions. Losses incurred in transactions in futures, options and options on futures and the costs of these transactions will affect the Fund's performance.

The Fund's use of derivatives and related options may allow it to diversify risk in its portfolio without incurring the substantial brokerage costs that may be associated with investment in the securities of multiple issuers. Such use may also permit the Fund to avoid potential market and liquidity problems (e.g., driving up the price of a security by purchasing additional shares of a portfolio security or owning so much of a particular issuer's stock that the sale of such stock depresses that stock's price) which may result from increases in positions already held by the Fund.

OPTIONS. The Fund (1) may enter into contracts giving third parties the right to buy the Fund's portfolio securities for a fixed price at a future date ("writing call options"); (2) may enter into contracts giving third parties the right to sell securities to the Fund for a fixed price at a future date ("writing put options"); and (3) may buy the right to purchase securities from third parties ("call options") or the right to sell securities to third parties ("put options") for a fixed price at a future date.

WRITING OPTIONS. The Fund may seek to increase its return by writing call or put options on optionable securities or indexes. A call option written by the Fund on a security gives the holder the right to buy the underlying security from the Fund at a stated exercise price; a put option gives the holder the right to sell the underlying security to the Fund at a stated exercise price. In the case of options on indexes, the options are usually cash settled based on the difference between the strike price and the value of the index.

The Fund will receive a premium for writing a put or call option, which increases the Fund's return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand and interest rates. By writing a call option on a security, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option on a security, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a potential capital loss unless the security subsequently appreciates in value. In the case of options on an index, if the Fund writes a call, any profit by the Fund in respect of portfolio securities expected to correlate with the index will be limited by an increase in the index above the exercise price of the option. If the Fund writes a put on an index, the Fund may be required to make a cash settlement greater than the premium received if the index declines.

If the writer of an option wishes to terminate its obligation, it may effect a "closing purchase transaction." This is accomplished, in the case of exchange traded options, by buying an option of the same series as the option previously written. The effect of the purchase is that the clearing corporation will cancel the writer's position. The writer of an option may not effect a closing purchase transaction after it has been notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction." This is accomplished by selling an option of the same series as the option previously purchased. There is no guarantee that the Fund will be able to effect a closing purchase or a closing sale transaction at any particular time. Also, an over-the-counter option may be closed out only with the other party to the option transaction.

Effecting a closing transaction in the case of a written call option will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both, or in the case of a written put option will permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited cash or liquid securities. Also, effecting a closing transaction will permit the cash or proceeds from the concurrent sale of any securities subject to the option to be used for other Fund investments. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will effect a closing transaction prior to or concurrent with the sale of the security.

The Fund will realize a profit from a closing transaction if the price of the transaction is less than the premium received from writing the option or is more than the premium paid to purchase the option; the Fund will realize a loss from a closing transaction if the price of the transaction is more than the premium received from writing the option or is less than the premium paid to purchase the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security or index of securities, any loss resulting from the repurchase of a written call option is likely to be offset in whole or in part by appreciation of the underlying security or securities owned by the Fund.

The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. If the market price of the underlying security rises or otherwise is above the exercise price, the put option will expire worthless and the Fund's gain will be limited to the premium received. If the market price of the underlying security declines or otherwise is below the exercise price, the Fund may elect to close the position or take delivery of the security at the exercise price. In that event, the Fund's return will be the premium received from the put option minus the cost of closing the position or, if it chooses to take delivery of the security, the premium received from the put option minus the amount by which the market price of the security is below the exercise price. Out-of-the-money, at-the-money and in-the-money put options may be used by the Fund in market environments analogous to those in which call options are used in buy-and-write transactions.

The extent to which the Fund will be able to write and purchase call and put options may be restricted by the Fund's intention to qualify as a regulated investment company under the Internal Revenue Code.

RISK FACTORS IN OPTIONS TRANSACTIONS. The option writer has no control over when the underlying securities or futures contract must be sold, in the case of a call option, or purchased, in the case of a put option, since the writer may be assigned an exercise notice at any time prior to the termination of the obligation. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may, in the case of a call option, be offset by a decline in the market value of the underlying security or futures contract during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security or futures contract. If a put option is exercised, the writer must fulfill the obligation to purchase the underlying security or futures contract at the exercise price, which will usually exceed the then market value of the underlying security or futures contract.

An exchange-traded option may be closed out only on a national securities exchange ("Exchange") which generally provides a liquid secondary market for an option of the same series. An over-the-counter option may be closed out only with the other party to the option transaction. If a liquid secondary market for an exchange-traded option does not exist, it might not be possible to effect a closing transaction with respect to a particular option with the result that the Fund would have to exercise the option in order to realize any profit. For example, in the case of a written call option, if the Fund is unable to effect a closing purchase transaction in a secondary market (in the case of a listed option) or with the purchaser of the option (in the case of an over-the-counter option), the Fund will not be able to sell the underlying security (or futures contract) until the option expires or it delivers the underlying security (or futures contract) upon exercise. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an Exchange; (v) the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options on that Exchange that had been issued by the Options Clearing Corporation as a result of trades on that Exchange should continue to be exercisable in accordance with their terms.

The Exchanges have established limitations governing the maximum number of options that may be written by an investor or group of investors acting in concert. It is possible that the Fund, the Manager and other clients of the Manager may be considered to be such a group. These position limits may restrict the Fund's ability to purchase or sell options on a particular security.

The amount of risk the Fund assumes when it purchases an option is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed below, the purchase of an option also entails the risk that changes in the value of the underlying security or futures contract will not be fully reflected in the value of the option purchased.

FUTURES. A financial futures contract sale creates an obligation by the seller to deliver the type of financial instrument called for in the contract in a specified delivery month for a stated price. A financial futures contract purchase creates an obligation by the purchaser to pay for and take delivery of the type of financial instrument called for in the contract in a specified delivery month, at a stated price. In some cases, the specific instruments delivered or taken, respectively, at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchange on which the futures contract sale or purchase was made. Some futures contracts are "cash settled" (rather than "physically settled," as described above) which means that the purchase price is subtracted from the current market value of the instrument and the net amount if positive is paid to the purchaser, and if negative is paid by the purchaser. Futures contracts are traded in the United States only on commodity exchanges or boards of trade -- known as "contract markets" -- approved for such trading by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant contract market. The Fund will also be permitted to invest in futures contracts on individual equity securities ("single stock futures"), consistent with applicable law.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. Government Securities or other liquid assets generally not exceeding 5% of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to market." Prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid on each completed purchase and sale transaction.

In most cases futures contracts are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, a loss will be realized.

The ability to establish and close out positions on options on futures will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or be maintained.

INDEX FUTURES. The Fund may purchase futures contracts on various securities indexes ("Index Futures"). The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC.

The Fund may close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day. All positions which remain open at the close of the last business day of the contract's life are required to settle on the next business day (based upon the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may be applicable to foreign stock Index Futures at the time the Fund purchases foreign stock Index Futures.

The price of Index Futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the Index and futures markets. Secondly, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Futures relates. This may result in a disparity between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a position in a futures contract at the specified option-exercise price at any time during the period of the option. The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may purchase call options or write put options on futures contracts as a substitute for the purchase of futures contracts to hedge against a possible increase in the price of securities the Fund expects to purchase. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.

RISK FACTORS IN FUTURES TRANSACTIONS. Investment in futures contracts involves risk. If the futures are used for hedging, some of that risk may be caused by an imperfect correlation between movements in the price of the futures contract and the price of the security or currency being hedged. The correlation is higher between price movements of futures contracts and the instrument underlying that futures contract. The correlation is lower when futures are used to hedge securities other than such underlying instrument, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security is used to hedge a different security or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and a portfolio position (or anticipated position) which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate as a result of independent factors not related to currency fluctuations. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches.

A hedge will not be fully effective where there is such imperfect correlation. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer contracts if the volatility of the price of the hedged securities is historically less than that of the futures contract.

The Fund may also purchase futures contracts (or options thereon) as an anticipatory hedge against a possible increase in the price of currency in which is denominated the securities the Fund anticipates purchasing. In such instances, it is possible that the currency may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market and/or currency decline or for other reasons, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past exceeded the daily limit on a number of consecutive trading days. Short positions in index futures may be closed out only by entering into a futures contract purchase on the futures exchange on which the index futures are traded.

The successful use of transactions in futures and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of exchange rate, interest rate and stock price movements within a given time frame. For example, to the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund investing in fixed income securities (or such rates move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund's total return for such period may be less than if it had not engaged in the hedging transaction.

In the case of futures and options on futures, the Fund is only required to deposit the initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the Fund will then be obligated to purchase the security or index at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security as if it were already included in the Fund's portfolio. Risk management transactions have the effect of providing a degree of investment leverage, particularly when the Fund does not earmark assets equal to the face amount of the contract (i.e., in cash settled futures contracts) since the futures contract (and related options) will increase or decrease in value at a rate which is a multiple of the rate of increase or decrease in the value of the initial and variation margin that the Fund is required to deposit.

Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. This lack of a common clearing facility may give rise to counterparty risk. If a counterparty defaults, the Fund will generally have contractual remedies against such counterparty; however, there is no assurance that the Fund will succeed in enforcing such contractual remedies. When seeking to enforce a contractual remedy, the Fund is also subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes.

If the Fund uses combined short and long positions, in addition to possible declines in the values of its investment securities, the Fund may also suffer losses associated with a securities index underlying the long futures position underperforming the securities index underlying the short futures position.

The Fund's ability to engage in the options and futures strategies described above will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively.

Furthermore, the Fund's ability to engage in options and futures transactions may be limited by tax considerations.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund may use swap contracts and other two-party contracts for the same or similar purposes as they may use options, futures and related options.

SWAP CONTRACTS. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange returns (or differentials in rates of return) calculated with respect to a "notional amount," e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

INTEREST RATE AND CURRENCY SWAP CONTRACTS. Interest rate swaps involve the exchange of the two parties' respective commitments to pay or receive interest on a notional principal amount (e.g. an exchange of floating rate payments for fixed rate payments). Currency swaps involve the exchange of the two parties' respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Taiwanes yuan).

EQUITY SWAP CONTRACTS AND CONTRACTS FOR DIFFERENCES. Equity swap contracts involve the exchange of one party's obligation to pay the loss, if any, with respect to a notional amount of a particular equity index (e.g., the S&P 500 Index) plus interest on such notional amount at a designated rate (e.g., the London Inter-Bank Offered Rate) in exchange for the other party's obligation to pay the gain, if any, with respect to the notional amount of such index.

If the Fund enters into a long equity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the equity index on which the equity swap is based as if it had purchased the notional amount of securities comprising the index. If the Fund enters into a short equity swap contract, the Fund's net asset value will fluctuate as a result of changes in the value of the equity index on which the equity swap is based as if it had sold the notional amount of securities comprising the index.

Contracts for differences are swap arrangements in which the Fund may agree with a counterparty that its return (or loss) will be based on the relative performance of two different groups or "baskets" of securities. Often, one or both "baskets" will be an established securities index. As to one of the baskets, the Fund's return is based on theoretical, long futures positions in the securities comprising that basket (with an aggregate face value equal to the notional amount of the contract for differences) and as to the other basket, the Fund's return is based on theoretical short futures positions in the securities comprising the basket. The Fund may also use actual long and short futures positions to achieve the same market exposure(s) as contracts for differences where payment obligations of the two legs of the contract are netted and thus based on changes in the relative value of the baskets of securities rather than on the aggregate change in the value of the two legs. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long leg will outperform the basket constituting the short leg. However, it is possible that the short basket will outperform the long basket -- resulting in a loss to the Fund, even in circumstances when the securities in both the long and short baskets appreciate in value.

INTEREST RATE CAPS, FLOORS AND COLLARS. The Fund may use interest rate caps, floors and collars for the same purposes or similar purposes as they use interest rate futures contracts and related options. Interest rate caps, floors and collars are similar to interest rate swap contracts because the payment obligations are measured by changes in interest rates as applied to a notional amount and because they are individually negotiated with a specific counterparty. The purchase of an interest rate cap entitles the purchaser, to the extent that a specific index exceeds a specified interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. The purchase of an interest rate collar entitles the purchaser, to the extent that a specified index exceeds or falls below two specified interest rates, to receive payments of interest on a notional principal amount from the party selling the interest rate collar. The Fund's use of interest rate caps, floors and collars for the same or similar purposes as those for which they use futures contracts and related options presents the same risks and similar opportunities as those associated with futures and related options.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS AND OTHER TWO-PARTY CONTRACTS. The Fund may only close out a swap, contract for differences, cap, floor or collar or OTC option with the particular counterparty. Also, if the counterparty defaults, the Fund will have contractual remedies pursuant to the agreement related to the transaction, but there is no assurance that contract counterparties will be able to meet their obligations pursuant to such contracts or that, in the event of default, the Fund will succeed in enforcing contractual remedies. There also may be documentation risk, including the risk that the parties may disagree as to the proper interpretation of the terms of a contract. If such a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under swap contracts, OTC options and other two-party contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. The Manager will closely monitor the creditworthiness of contract counterparties, and the Fund will not enter into any swaps, caps, floors or collars, unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated at least A by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") at the time of entering into such transaction or if the counterparty has comparable credit as determined by the Manager. However, the credit of the counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. The management of caps, floors, collars and swaps may involve certain difficulties because the characteristics of many derivatives have not been observed under all market conditions or through a full market cycle.

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS AND INTEREST RATE AND CURRENCY SWAP CONTRACTS. In accordance with CFTC regulations, investments by the Fund in futures contracts and related options for purposes other than bona fide hedging are limited such that the aggregate amount that the Fund may commit to initial margin on such contracts or time premiums on such options may not exceed 5% of that Fund's net assets.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. These and other currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies, deal in forward foreign currency contracts, currency futures contracts and related options and options on currencies. The Fund may use such currency instruments for hedging, investment or currency risk management. Currency risk management may include taking active currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. Options on currency futures contracts give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their owner the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. The Fund may also purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security which approximates desired risk and return characteristics where the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and Other Fixed Income Securities include fixed income securities of any maturity. Fixed income securities pay a specified rate of interest or dividends, or a rate that is adjusted periodically by reference to some specified index or market rate. Fixed income securities include securities issued by federal, state, local and foreign governments and related agencies, and by a wide range of private issuers.

Fixed income securities are subject to market and credit risk. Market risk relates to changes in a security's value as a result of changes in interest rates generally. In general, the values of fixed income securities increase when prevailing interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of the issuer to make payments of principal and interest. Obligations of issuers are subject to the provisions of bankruptcy, insolvency and other laws, such as the Federal Bankruptcy Reform Act of 1978, affecting the rights and remedies of creditors. Fixed income securities denominated in foreign currencies are also subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, it is impossible to predict the future income of the Fund as a result of its investments in such securities. The net asset value of the Fund's shares will vary as a result of changes in the value of the securities in its portfolio and will be affected by the absence and/or success of hedging strategies.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or in connection with the earmarking and maintenance of such assets on the custodian's books and records. These cash items and other high quality corporate debt securities may include a number of money market instruments such as securities issued by the United States government and agencies thereof, bankers' acceptances, commercial paper, and bank certificates of deposit. By investing only in high quality money market securities the Fund may seek to minimize credit risk with respect to such investments.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. Government Securities include securities issued or guaranteed by the U.S. government or its authorities, agencies or instrumentalities. Foreign Government Securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies or instrumentalities or by supra-national agencies. U.S. Government Securities and Foreign Government Securities have different kinds of government support. For example, some U.S. Government Securities, such as U.S. Treasury bonds, are supported by the full faith and credit of the United States, whereas certain other U.S. Government Securities issued or guaranteed by federal agencies or government-sponsored enterprises are not supported by the full faith and credit of the United States. Similarly, some Foreign Government Securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. In the case of certain countries, Foreign Government Securities may involve varying degrees of credit risk as a result of financial or political instability in such countries and the possible inability of the Fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities, and include such entities as the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community and the Inter-American Development Bank.

Like other fixed income securities, U.S. Government Securities and Foreign Government Securities are subject to market risk and their market values fluctuate as interest rates change. Thus, for example, when the Fund holds U.S. Government Securities or Foreign Government Securities, the value of an investment in the Fund may fall during times of rising interest rates. Yields on U.S. Government Securities and Foreign Government Securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. Government Securities and Foreign Government Securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments or principal payments, or both, in U.S. Government Securities and Foreign Government Securities. These certificates of accrual and similar instruments may be more volatile than other government securities.

LOWER RATED SECURITIES

The Fund may invest some or all of its assets in securities rated below investment grade (that is, rated below BBB by Standard & Poor's or below Baa by Moody's) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities ("Lower Rated Securities"). The Fund will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase, although the Manager will monitor the investment to determine whether continued investment in the security will assist in meeting the Fund's investment objective.

Lower Rated Securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities. Lower Rated Securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. Achievement of the investment objective of a Fund investing in Lower Rated Securities may be more dependent on the Manager's own credit analysis than is the case with higher quality bonds. The market for Lower Rated Securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities. In addition, the secondary market may be less liquid for Lower Rated Securities. This reduced liquidity at certain times may affect the values of these securities, may make the valuation and sale or these securities more difficult and may result in greater volatility in these securities. Because such securities are difficult to value, particularly during erratic markets, the values realized upon the sale of such securities may differ from the values at which they are carried by the relevant fund. Securities of below investment grade quality are commonly referred to as "junk bonds." Securities in the lowest rating categories may be in poor standing or in default. Securities in the lowest investment grade category (BBB or Baa) have some speculative characteristics. See "Commercial Paper and Corporate Debt Ratings" below for more information concerning commercial paper and corporate debt ratings.

INDEXED SECURITIES

Indexed Securities are securities the redemption values and/or the coupons of which are indexed to the prices of a specific instrument or statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities indexes, currencies, precious metals or other commodities, or other financial indicators. Gold-indexed securities, for example, typically provide for a maturity value that depends on the price of gold, resulting in a security whose price tends to rise and fall together with gold prices. Currency-indexed securities typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

The performance of indexed securities depends to a great extent on the performance of the security, currency, or other instrument to which they are indexed, and may also be influenced by interest rate changes in the U.S. and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security, and their values may decline substantially if the issuer's creditworthiness deteriorates. Recent issuers of indexed securities have included banks, corporations, and certain U.S. government agencies.

The Fund may invest in indexed securities called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term market interest rates increase and increase as short-term market rates decline. Such securities have the effect of providing a degree of investment leverage, since they will generally increase or decrease in value in response to changes in market interest rates at a rate which is a multiple of the rate at which fixed-rate long-term securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate securities.

The Fund may invest in inflation indexed securities, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, but over the life of the bond this interest may be paid on an increasing or decreasing principal value which has been adjusted for inflation.

Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of certain bonds) (e.g. U.S. Treasury inflation indexed bonds), even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Fund may invest in bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to fluctuate in response to changes in real interest rates, which are in turn tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds.

Although these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may result in a decline in value. If interest rates rise due to reasons other than inflation (such as changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond's inflation measure.

Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect an inflation index, calculated by that government. There can be no assurance that any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds will be includable in the Fund's gross income in the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

The Fund's investments in indexed securities, including inflation indexed securities, may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level. See "Distributions" and "Taxes" in the Private Placement Memorandum and in this Statement of Additional Information.

ILLIQUID SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most equity swap contracts, reverse equity swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities may include certain securities of private issuers, investments in securities traded in unregulated or shallow markets and securities that are purchased in private placements and are subject to restrictions on resale either as a matter of contract or under federal securities laws. Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Fund could find it more difficult to sell such securities when the Manager believes it advisable to do so or may be able to sell such securities only at prices lower than those that could be obtained if such securities were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Fund to sell them promptly at an acceptable price.

While private placements may offer attractive opportunities for investment not otherwise available on the open market, the securities so purchased are often "restricted securities", that is, securities that cannot be sold to the public without registration under the Securities Act of 1933 or the availability of an exemption from registration (such as Rules 144 or 144A), or that are "not readily marketable" because they are subject to other legal or contractual restrictions on resale. The Fund may have to bear the extra expense of registering such securities for resale and the risk of substantial delay in effecting such registration. The Fund may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 when selling these securities to the public, and in such event, the Fund may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.

At times, the absence of a trading market can make it more difficult to determine the fair value of such securities for purposes of computing the Fund's net asset value. The judgment of the Manager may at times play a greater role in valuing these securities than in the case of publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES

The Fund may invest in shares of other investment companies, including both open- and closed-end investment companies (including single country funds). When making such an investment, the Fund will be indirectly exposed to all the risks of such investment companies. In general, the investing Fund will bear a pro rata portion of the other investment company's fees and expenses.

In addition, the Fund may invest in private investment funds, vehicles or structures. The Fund may also invest in debt-equity conversion funds, which are funds established to exchange foreign bank debt of countries whose principal repayments are in arrears into a portfolio of listed and unlisted equities, subject to certain repatriation restrictions.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

DERIVATIVE POLICIES. This overview provides a general introduction to the principal ways in which the Fund uses derivatives. The information below is designed to supplement the information included in the Private Placement Memorandum.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund uses financial derivatives to implement investment decisions. The types of derivatives employed include futures, swaps, options, forward contracts and, periodically, structured notes. These instruments may be exchange-traded or over-the-counter products. To a significant extent, specific market conditions influence the choice of derivative strategies for the Fund.

DERIVATIVE EXPOSURE. Generally, stocks constitute the majority of the holdings in the Fund, although derivative positions may comprise a significant portion of the total assets.

COUNTERPARTY CREDITWORTHINESS. The Manager tracks the creditworthiness of counterparties in swaps, forwards and options. The Manager limits transactions to counterparties with a long-term debt rating of A or higher at the time the Fund enters into the contract. Occasionally, short-term derivatives will be entered into with counterparties that have only high short-term debt ratings. In addition to checking agency ratings to assess creditworthiness, the Manager also considers news reports and market activity, such as the levels at which a counterparty's long-term debt is trading. Furthermore, the Manager monitors the amount of credit extended to any one counterparty by the Fund. Besides creditworthiness, the Manager reviews, on a regular basis, the various exposures that the Fund has to over-the-counter counterparties. Additionally, the Manager may negotiate collateral arrangements with a counterparty in order to further reduce the Fund's exposure to such counterparty.

                         USE OF DERIVATIVES BY THE FUND


Types of Derivatives Used by the Fund (other than foreign currency derivative transactions)

-        Options, futures contracts and related options on securities indexes

- Long equity swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index or basket of securities

- Short equity swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index or basket of securities

- Contracts for differences, i.e., equity swaps that contain both long and short equity components

-        Structured or indexed notes

Uses of Derivatives by Fund (other than foreign currency derivative transactions)

Hedging

Traditional Hedging: Short equity futures, related options and short equity swap contracts may be used to hedge against an equity risk already generally present in the Fund.

Anticipatory Hedging: If the Fund receives or anticipates significant cash purchase transactions, the Fund may hedge market risk (the risk of not being invested in the market) by purchasing long futures contracts or entering long equity swap contracts to obtain market exposure until such time as direct investments can be made efficiently. Conversely, if the Fund receives or anticipates a significant demand for cash redemptions, the Fund may sell futures contracts or enter into short equity swap contracts, to allow the Fund to dispose of securities in a more orderly fashion without the Fund being exposed to leveraged loss exposure in the interim.

There is no limit on the use of derivatives for hedging purposes.

Investment

The Fund may use derivative instruments (particularly long futures contracts, related options and long equity swap contracts) in place of investing directly in securities. These applications include using equity derivatives to "equitize" cash balances held by the Fund. Because a foreign equity derivative generally only provides the return of a foreign market in local currency terms, the Fund will often purchase a foreign currency forward in conjunction with equity derivatives to give the effect of investing directly. The Fund may also use long derivatives for investment in conjunction with short hedging transactions to adjust the weights of the Fund's underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries and equities.

When long futures contracts and long equity swaps are used for investment, the Fund will maintain an amount of liquid assets equal to the face value of all such long derivative positions. However, for purposes of this restriction, if an existing long equity exposure is reduced or eliminated by a short derivative position, the combination of the long and short position will be considered as cash available to cover another long derivative exposure. The net long equity exposure of the Fund, including direct investment in securities and long derivative positions, will not exceed 100% of the Fund's net assets.

Risk Management - Synthetic Sales and Purchases

The Fund may use equity futures, related options and equity swap contracts to adjust the weight of the Fund to a level the Manager believes is the optimal exposure to individual countries and stocks. Sometimes, such transactions are used as a precursor to actual sales and purchases.

For example, if the Fund held a large proportion of stocks of a particular market and the Manager believed that stocks of another market would outperform such stocks, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short equity swap contracts and contracts for differences may also be used for these purposes. Often, a foreign currency forward will be used in conjunction with the long derivative position to create the effect of investing directly. Equity derivatives (and corresponding currency forwards) used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.

Except when such instruments are used for bona fide hedging, no more than 5% of the Fund's net assets will be committed to initial margin on futures contracts and time premiums on related options.

Foreign Currency Derivative Transactions Employed by the  Fund

-        Buying and selling spot currencies

-        Forward foreign currency contracts

-        Currency futures contracts and related options

-        Options on currencies

-        Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may effect foreign currency transactions - generally short forward or futures contracts - to hedge back into the U.S. dollar the risk of foreign currencies represented by its securities investments. The Fund is not required to hedge any of the currency risk inherent in investing in securities denominated in foreign currencies.

Anticipatory Hedging: When the Fund enters into a contract for the purchase or anticipates the need to purchase a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency on the spot market or through currency forwards or futures.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index in order to create synthetic foreign currency denominated securities.

Risk Management

Subject to the limitations described below, the Fund may use foreign currency transactions for risk management, which will permit the Fund to have foreign currency exposure that is significantly different than the currency exposure represented by its portfolio investments. This foreign currency exposure may include long exposure to particular currencies beyond the amount of the Fund's investment in securities denominated in that currency.

The Fund's aggregate net foreign currency exposure, assuming full offset of long and short positions, will not exceed 100% of the Fund's net assets denominated in foreign currencies, though the currency exposure of the Fund may differ substantially from the currencies in which the Fund's equities are denominated.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions, which may not be changed without shareholder approval:

         1. The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the forgoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

         2. The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

         3. The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

         4. The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

         5. The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

         6. The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

         7. The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

         8. The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

         9. The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction
                  (4) below; any borrowing permitted by Fundamental Restriction
                  (1) above; any collateral arrangements with respect to initial and variational margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

         The following are Non-Fundamental Investment Restrictions, which may be changed without shareholder approval:

         1. The Fund may not buy or sell oil, gas or other mineral leases, rights or royalty contracts.

         2. The Fund may not make an investment for the purpose of gaining control of a company's management.

         3. The Fund may not invest more than 15% of net assets in illiquid securities. The securities currently thought to be included as "illiquid securities" are restricted securities under the Federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

                  Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

                  For so long as the SEC maintains the position that most equity swap contracts, reverse equity swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

         4. The Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

         Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

         The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies of the Fund (including all policies, restrictions and limitations set forth in the "Investment Guidelines") may be changed by the Trust's Trustees without the approval of shareholders.

                        DETERMINATION OF NET ASSET VALUE

The net asset value per share of the Fund will be determined on each day the New York Stock Exchange (the "Exchange") is open for regular business as of the close of regular trading on the Exchange, generally 4:00 p.m. Eastern time. However, futures contracts on U.S. government and other fixed-income securities and index options held by the Fund are priced as of their close of trading at 4:15 p.m. Events affecting the values of foreign securities may occur between the earlier closings of foreign exchanges and securities markets and the closing of the New York Stock Exchange which will not be reflected in the computation of the Fund's net asset value. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

         The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions." It is the policy of the Fund in all cases to pay its shareholders, as dividends, substantially all net investment income and to distribute annually all net realized capital gains, if any, after offsetting any capital loss carryovers. For distribution and federal income tax purposes, a portion of the premiums from certain expired call or put options written by the Fund, net gains from certain closing purchase and sale transactions with respect to such options and a portion of net gains from other options and futures transactions are treated as short-term capital gain (i.e., gain from the sale of securities held by the Fund for 12 months or less). It is the policy of the Fund to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains.

                                      TAXES

TAX STATUS AND TAXATION OF THE FUND

         The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year; and

(c) diversify its holdings so that at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. Government Securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total net assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

         If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including capital gain dividends).

         If the Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted to and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. A dividend paid to shareholders by the Fund in January of a year generally will be deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax.

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

         The Fund's shareholders will include other funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other funds of distributions by those funds or of the sale of shares of those funds. Shareholders of the funds should consult the prospectuses and statements of additional information of those funds for a discussion of the tax consequences to them.

         Fund distributions derived from interest, dividends and certain other income, including in general short-term capital gains, will result in taxable ordinary income to the shareholders of the Fund, whether received in cash or reinvested in shares. Properly designated Fund distributions derived from net long-term capital gains (i.e., net gains derived from the sale of securities held by the Fund for more than 12 months) will generally be taxable as such, regardless of whether the distributions are received in cash or reinvested in shares and regardless of how long a shareholder has held the shares in the Fund.

         Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

         If the Fund makes a distribution to its shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

         The sale, exchange or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gains if the shares have been held for more than 12 months and as short-term capital gains if the shares have been held for not more than 12 months. However, depending on a shareholder's percentage ownership in the Fund, a redemption of Fund shares could cause the shareholder to be treated as not receiving capital gain income on such redemption but instead as receiving a dividend taxable as ordinary income in an amount equal to the full amount of the distribution.

         The federal tax rate generally applicable to net capital gains recognized by individual and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as capital gains dividends). However, for federal income tax purposes, the maximum capital gain tax rate for capital assets (including Fund shares) held by a non-corporate shareholder for more than 5 years are 8 percent and 18 percent (rather than 10 percent and 20 percent).

         Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions received by a shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

         The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder who fails to furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate is 30% for amounts paid during 2002 and will be 30% for amounts paid during 2003, 29% for amounts paid during 2004 and 2005, and 28% for amounts paid during 2006 through 2010. The legislation will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise. The back-up withholding is not an additional tax and is creditable against a shareholder's tax liability.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

         Certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount and potentially so-called "index securities" (including inflation indexed bonds), may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

         The Fund's transactions in options, futures contracts, hedging transactions, forward contracts, straddles and foreign currencies may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing and character of distributions to shareholders.

LOSS OF REGULATED INVESTMENT COMPANY STATUS

         The Fund may experience particular difficulty qualifying as a regulated investment company in the case of highly unusual market movements or in the case of high redemption levels. If the Fund does not qualify for taxation as a regulated investment company for any taxable year, the Fund's income will be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income, will be taxable to shareholders as ordinary income. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

                             PERFORMANCE INFORMATION

         The Fund may from time to time include its total return in advertisements or in information furnished to present or prospective shareholders.

         Quotations of average annual total return for the Fund will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Fund or class over periods of one, three, five, and ten years (or for such shorter or longer periods as shares of the Fund have been offered), calculated pursuant to the following formula: P (1 + T)n = ERV (where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period). Except as then noted, all total return figures will reflect the deduction of a proportional share of Fund expenses on an annual basis, and assume that all dividends and distributions are reinvested when paid. Quotations of total return may also be shown for other periods. The Fund may also, with respect to certain periods of less than one year, provide total return information for that period that is unannualized. Any such information would be accompanied by standardized total return information.

         The Fund may also from time to time advertise net return and gross return data for each month and calendar quarter since the Fund's inception. Monthly and quarterly return data is calculated by linking daily performance for the Fund (current net asset value divided by prior net asset value), and assumes reinvestment of all dividends and gains. Monthly and quarterly performance data does not reflect payment of any applicable purchase premiums or redemption fees. All quotations of monthly and quarterly returns would be accompanied by standardized total return information. Information relating to the Fund's return for a particular month or calendar quarter is provided to permit evaluation of the Fund's performance and volatility in different market conditions, and should not be considered in isolation.

         From time to time, in advertisements, in sales literature, or in reports to shareholders, the Fund may compare its respective performance to that of other mutual funds with similar investment objectives and to stock or other relevant indices. For example, the Fund may compare its total return to rankings prepared by Lipper Analytical Services, Inc. or Morningstar, Inc., widely recognized independent services that monitor mutual fund performance; the J.P. Morgan U.S. 3 Month Cash Index; or the three-month London Inter Bank Offer Rate ("LIBOR").

         Performance rankings and listings reported in national financial publications, such as Money Magazine, Barron's and Kiplinger's, may also be cited (if the Fund is listed in any such publication) or used for comparison, as well as performance listings and rankings from various other sources including No Load Fund X, CDA Investment Technologies, Inc., Weisenberger Investment Companies Service, and Donoghue's Mutual Fund Almanac.

         Quotations of the Fund's gross return do not reflect any reduction for any Fund fees or expenses unless otherwise noted; if the gross return data reflected the estimated fees and expenses of the Fund, the returns would be lower than those shown. Quotations of gross return for the Fund for a particular month or quarter will be calculated in accordance with the following formula:

Gross Return =

Net Return + (Total Annual Operating Expense Ratio) (# of days in relevant period/365)

                             MANAGEMENT OF THE TRUST

         The following tables present information regarding each Trustee and officer of GMO Trust (the "Trust") as of June 30, 2002. Each Trustee's and officer's age as of September 30, 2002 is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. The term of office for each Trustee is until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of a successor, or until such Trustee sooner dies, resigns or is removed as provided in the governing documents of the Trust. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. The term of office for each officer is until their successor is elected and qualified to carry out the duties and responsibilities of their office, or until he or she resigns or is removed from office.


                                                                                NUMBER OF
       NAME, AGE AND                                                          PORTFOLIOS IN
      POSITION(S) HELD         LENGTH OF TIME    PRINCIPAL OCCUPATION(S)       FUND COMPLEX              OTHER
       WITH THE TRUST              SERVED          DURING PAST 5 YEARS           OVERSEEN          DIRECTORSHIPS HELD
      ----------------        ---------------  -------------------------      --------------       ------------------
NON INTERESTED TRUSTEES
Jay O. Light (60)             Since May 1996    Professor of Business               39                     *(1)
Trustee                                         Administration and Senior
                                                Associate Dean, Harvard
                                                University.

Donald W. Glazer, Esq. (58)   Since December    Advisory Counsel, Goodwin           39                    None
Trustee                       2000              Procter LLP; Secretary
                                                and Consultant, Provant,
                                                Inc. (provider of
                                                performance improvement
                                                training services and
                                                products) (1998 -
                                                present); Consultant --
                                                Business and Law.

INTERESTED TRUSTEE

R. Jeremy Grantham(2)(63)     Since September   Member, Grantham, Mayo,             39                    None
President-Quantitative and    1985              Van Otterloo & Co. LLC.
Chairman of the Trustees


-----------------
         (1) Mr. Light is a director of Harvard Management Company, Inc. and Security Capital European Realty. Neither of these companies has a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of that Act and neither of these companies is a registered investment company.

         (2) Trustee is deemed to be an "interested person" of the Trust, as defined by the 1940 Act, because of his affiliation with the Trust's Manager.

OFFICERS

                                  POSITION(S) HELD           LENGTH               PRINCIPAL OCCUPATION(S)
         NAME AND AGE              WITH THE TRUST        OF TIME SERVED            DURING PAST 5 YEARS
--------------------------      ------------------    ----------------------      -----------------------------
Susan Randall Harbert (45)      Chief Financial       Chief Financial             Member, Grantham, Mayo, Van
                                Officer and           Officer since               Otterloo & Co. LLC.
                                Treasurer             February 2000;
                                                      Treasurer since February
                                                      1998; Assistant Treasurer
                                                      from May 1995 - February
                                                      1998.

Brent Arvidson (33)             Assistant Treasurer   Since August 1998           Senior Fund Administrator,
                                                                                  Grantham, Mayo, Van Otterloo &
                                                                                  Co. LLC (September 1997 -
                                                                                  present); Senior Financial
                                                                                  Reporting Analyst, John Hancock
                                                                                  Funds (August 1996 - September
                                                                                  1997)

Scott Eston (46)                Vice President        Since August 1998           Chief Financial Officer
                                                                                  (1997-present), Chief Operating
                                                                                  Officer (2000-present) and
                                                                                  Member, Grantham, Mayo, Van
                                                                                  Otterloo & Co. LLC; Senior
                                                                                  Partner, Coopers & Lybrand
                                                                                  (1987-1997).

William R. Royer,  Esq. (37)    Vice President and    Vice President              General Counsel and Member,
                                Clerk                 since February              Grantham, Mayo, Van Otterloo &
                                                      1997; Clerk since           Co. LLC.
                                                      March 2001; May
                                                      1999 - August 1999;
                                                      May 1995 - May 1997.

Elaine M. Hartnett, Esq. (57)   Vice President and    Vice President              Associate General Counsel,
                                Secretary             since August 1999;          Grantham, Mayo, Van Otterloo &
                                                      Secretary since             Co. LLC (June 1999 - present);
                                                      March 2001.                 Associate/Junior Partner, Hale
                                                                                  and Dorr LLP (1991 - 1999).


         TRUSTEES' RESPONSIBILITIES. Subject to the provisions of the GMO Declaration of Trust, the business of the Trust, an open-end management investment company, shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); remove from their number with or without cause; elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         There are two standing committees of the Board of Trustees: the Independent Trustees/Audit Committee and the Pricing Committee. The Independent Trustees/Audit Committee assists the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The responsibilities of the committee are as follows: perform the specific tasks assigned to the independent Trustees pursuant to the 1940 Act, including periodic consideration of the investment management contracts of the Trust; oversee the audit process for the Trust and consider any questions raised by the independent accountants; select and nominate candidates to serve as independent trustees of the Trust; review on a periodic basis the governance structures and procedures of the Trust; review proposed resolutions of conflict of interest that may arise in the business of the Trust and may effect the shareholders of the Trust; and oversee matters requiring independent oversight of the Trust on behalf of the shareholders of the Trust. Shareholders may recommend trustee nominees to the Independent Trustees/Audit Committee to fill any vacancies that may occur in the Board by sending such recommendations to the Secretary of the Trust. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the Independent Trustees/Audit Committee. During the fiscal year ending February 28, 2002, the committee held four meetings.

         The Pricing Committee determines the fair value of the Trust's securities or other assets under certain circumstances, as described in the GMO Trust Pricing Policies adopted by the Board, as amended from time to time (the "Procedures"). To fulfill its responsibilities and duties the Pricing Committee periodically reviews the Procedures with the Manager and recommends changes (including the establishment of new pricing methodologies), if any, to the Board, and meets on an as-needed basis to determine the fair value of the Trust's securities or other assets, as described in the Procedures. Mr. Glazer and Mr. Light, the non-interested trustees, are members of the pricing committee; Mr. Grantham, the interested trustee, is an alternate member of the pricing committee. During the fiscal year ending February 28, 2002, the Pricing Committee held 15 committee meetings.

         In determining to approve the Fund's investment management agreement, the Trustees met with the relevant investment advisory personnel from the Manager and considered information provided by the Manager relating to the education, experience and number of investment professionals and other personnel providing services under that agreement. See "Management" in the Private Placement Memorandum and "Management of the Trust -- Officers" above. The Trustees also took into account the time and attention to be devoted by senior management to the Fund. The Trustees evaluated the level of skill required to manage the Fund and concluded that the human resources to be devoted by the Manager to the Fund were appropriate to fulfill effectively the Manager's duties under the agreement. The Trustees also considered the business reputation of the Manager, its financial resources and its professional liability insurance coverage and concluded that the Manager would be able to meet any reasonably foreseeable obligations under the agreements.

         The Trustees received information concerning the investment philosophy and investment process applied by the Manager in managing the Fund. See "Fund Objective and Summary of Principal Investment Strategies" in the Private Placement Memorandum. In this connection, the Trustees considered the Manager's in-house research capabilities as well as other resources available to the Manager's personnel, including research services available to the Manager as a result of securities transactions effected for the Fund and other investment advisory clients. The Trustees concluded that the Manager's investment process, research capabilities and philosophy were well suited to the Fund, given the Fund's investment objectives and policies.

         The Trustees considered the scope of the services to be provided by the Manager to the Fund under the agreement relative to services provided by third parties to other mutual funds. The Trustees noted that the Manager's standard of care was comparable to that found in most mutual fund investment advisory agreements. See "Investment Advisory and Other Services" below. The Trustees concluded that the scope of the Manager's services to be provided to the Fund was consistent with the Fund's operational requirements, including, in addition to its investment objective, compliance with the Fund's investment restrictions, tax and reporting requirements and related shareholder services.

         The Trustees considered the quality of the services to be provided by the Manager to the Fund. The Trustees evaluated the Manager's record with respect to regulatory compliance and its ability to comply with the investment policies of the Fund. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager's fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager's code of ethics (regulating the personal trading of its officers and employees) (see "Management of the Trust - Code of Ethics" below), the procedures by which the Manager allocates trades among its various investment advisory clients, the integrity of the systems in place to ensure compliance with the foregoing and the record of the Manager in these matters. The Trustees also received information concerning standards of the Manager with respect to the execution of portfolio transactions.

         The Trustees considered the Manager's management of non-advisory services provided by persons other than the Manager by reference, among other things, to the Fund's estimated total expenses and the reputation of the Fund's other service providers. See "Fees and Expenses" in the Private Placement Memorandum. The Trustees also considered the competence of the personnel responsible for managing the Fund, the support those personnel would receive from the Manager, the investment techniques to be used to manage the Fund, and the overall competence of the Manager. The Trustees concluded that the scope and quality of the Manager's services to be provided are sufficient in light of particular portfolio management techniques to be used, the resources that would be brought to bear by the Manager, the competence of the Manager, its personnel and systems, and the financial resources of the Manager, to merit approval of the agreement for an initial two year period.

         In reaching that conclusion, the Trustees also gave substantial consideration to the fees payable under the agreement. In evaluating the Fund's advisory fees, the Trustees took into account the sophistication of the investment techniques used to manage the Fund. The Trustees also reviewed information prepared by Morningstar concerning fees paid to investment managers of other single country funds. The Trustees also considered possible economies of scale to the Manager. The Trustees evaluated the Manager's historic profitability with respect to other funds of GMO Trust, concluding that such profitability was not inconsistent with levels of profitability that had been determined by courts not to be "excessive." For these purposes, the Trustees took into account not only the actual dollar amount of fees paid by such funds directly to the Manager, but also so-called "fallout benefits" to the Manager such as reputational value derived from serving as Manager to such funds and the research services available to the Manager by reason of brokerage business generated by such funds.

         Based on the foregoing, the Trustees concluded that the fees to be paid the Manager under the advisory agreements were fair and reasonable, given the scope and quality of the services to be rendered by the Manager.

Trustee Fund Ownership

         The following table sets forth ranges of Trustees' beneficial share ownership in Funds of the Trust as of December 31, 2001.

                                                                              AGGREGATE DOLLAR RANGE OF FUND SHARES
                                                                                          OWNED IN ALL
                                                 DOLLAR RANGE OF FUND                   GMO TRUST FUNDS
         NAME/FUND                                  SHARES OWNED                       OVERSEEN BY TRUSTEE
         ---------                               --------------------         -------------------------------------
NON-INTERESTED TRUSTEES
Jay O. Light                                            None                                   None

Donald W. Glazer                                        None                              over $100,000

INTERESTED TRUSTEE
R. Jeremy Grantham                                      None                              over $100,000



Non-Interested Trustee Ownership of Securities Issued by the Manager or Principal Underwriter
None.

Non-Interested Trustee Ownership of Related Companies

         The following table sets forth information about securities owned by non-interested trustees and their family members as of December 31, 2001 in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, Inc., the Funds' principal underwriter.


                            NAME OF
                          OWNER(S) AND
       NAME OF          RELATIONSHIP TO
NON-INTERESTED TRUSTEE      TRUSTEE           COMPANY        TITLE OF CLASS   VALUE OF SECURITIES      % OF CLASS
----------------------  ----------------      -------        --------------   -------------------      ----------
Jay O. Light                  N/A               None              N/A                 N/A                 N/A

                            NAME OF
                          OWNER(S) AND
       NAME OF          RELATIONSHIP TO
NON-INTERESTED TRUSTEE      TRUSTEE           COMPANY        TITLE OF CLASS   VALUE OF SECURITIES      % OF CLASS
----------------------  ----------------      -------        --------------   -------------------      ----------

Donald W. Glazer              Self           GMO Brazil         Limited             $237,032             1.95%
                                            Sustainable       partnership
                                            Forest Fund,        interest
                                           LP, a private
                                             investment
                                          company managed
                                            by Renewable
                                           Resources LLC,
                                          an affiliate of
                                           the Manager.*

                                          GMO Tax-Managed       Limited             $241,044              1.4%
                                          Absolute Return     partnership
                                          Fund, a private       interest
                                             investment
                                          company managed
                                               by the
                                             Manager.**

* The Manager may be deemed to "control" this fund by virtue of its ownership interest in and role as Managing Member of Renewable Resources LLC.

** The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

         REMUNERATION. Each non-interested Trustee receives an annual retainer from the Trust for his services. In addition, effective July 1, 2002, the chair of each of the Independent Trustees/Audit Committee and the Pricing Committee will receive an annual fee. Each non-interested Trustees is also paid a fee for each in-person and telephone meeting of the Board of Trustees or any committee thereof attended or participated in, as the case may be, and a fee for consideration of any action proposed to be taken by written consent. No additional compensation is paid to any non-interested Trustee for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse non-interested Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at such seminars or conferences. Non-interested Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

         During the fiscal year ending February 28, 2002, other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust or any series thereof:

                                   AGGREGATE         PENSION OR RETIREMENT      ESTIMATED ANNUAL
                                  COMPENSATION       BENEFITS ACCRUED AS PART      BENEFITS UPON     TOTAL COMPENSATION
 NAME OF PERSON, POSITION          FROM TRUST            OF FUND EXPENSES           RETIREMENT         FROM THE TRUST
 ------------------------          ----------        ------------------------   -----------------    ------------------
Jay O. Light, Trustee               $80,000                   N/A                     N/A                 $80,000
Donald W. Glazer, Esq.,             $80,000                   N/A                     N/A                 $80,000
Trustee


         Messrs. Grantham, Royer and Eston, and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by each Fund of the Trust.

         As of September 30, 2002, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

         CODE OF ETHICS. Each of the Trust and the Manager has adopted a Code of Ethics pursuant to the requirement of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with certain conditions relating to such persons' position, the identity of the security, the timing of the transaction and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly and broker confirmations of such transactions must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

         As disclosed in the Private Placement Memorandum under the heading "Management of the Trust," under the Management Contract ("Management Contract") between the Trust and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager will furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services and pays all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, certain research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

         The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

         The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract will continue in effect for a period more than two years from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

         The Fund has not yet commenced operations, therefore the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

         Custodial and Accounting Agency Arrangements. Brown Brothers Harriman & Co. ("BBH"), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust's custodian and accounting agent on behalf of the Fund. As such, BBH holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, BBH receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

         Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a Servicing Agreement, GMO provides direct client service, maintenance and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party.

         The Fund has not yet commenced operations, therefore the Fund has paid no fee to the Manager pursuant to the Servicing Agreement.

         Independent Accountants. The Trust's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

         Counsel. Ropes & Gray, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust.

                             PORTFOLIO TRANSACTIONS

         The purchase and sale of portfolio securities for the Fund (and for the other investment advisory clients of the Manager) are made by the Manager with a view to achieving their respective investment objectives. For example, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, therefore, one client may indirectly sell a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event purchases or sales are effected on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (a) such securities meet the investment objectives and policies of the Fund; (b) such securities are acquired for investment and not for resale; (c) such securities are liquid securities which are not restricted as to transfer either by law or liquidity of market; and (d) such securities have a value which is readily ascertainable as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a recognized foreign exchange.

         Brokerage and Research Services. In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. The determination of what may constitute best price and execution by a broker-dealer in effecting a securities transaction involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Because of such factors, a broker-dealer effecting a transaction may be paid a commission higher than that charged by another broker-dealer. Most of the foregoing are subjective considerations.

         Over-the-counter transactions often involve dealers acting for their own account. It is the Manager's policy to place over-the-counter market orders for the Fund with primary market makers unless better prices or executions are available elsewhere.

         Although the Manager does not consider the receipt of research services as a factor in selecting brokers to effect portfolio transactions for the Fund, the Manager will receive such services from brokers who are expected to handle a substantial amount of the Fund's portfolio transactions. Research services may include a wide variety of analyses, reviews and reports on such matters as economic and political developments, industries, companies, securities and portfolio strategy. The Manager uses such research in servicing other clients as well as the Fund.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934 and subject to such policies as the Trustees of the Trust may determine, the Manager may pay an unaffiliated broker or dealer that provides "brokerage and research services" (as defined in the Act) to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction.

         The Fund has not yet commenced operations, therefore it has not paid any brokerage commissions.

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

         The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

         Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty series: U.S. Core Fund; Tobacco-Free Core Fund; Value Fund; Intrinsic Value Fund; Growth Fund; Small Cap Value Fund; Small Cap Growth Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small Companies Fund; International Disciplined Equity Fund; International Intrinsic Value Fund; International Growth Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Asithe Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; U.S. Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Term Income Fund; Global Hedged Equity Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; International Equity Allocation Fund; World Balanced Allocation Fund; Global (U.S.+) Equity Allocation Fund; Global Balanced Allocation Fund; U.S. Sector Fund; Pelican Fund; Alpha LIBOR Fund; Taiwan Fund; and International Core Plus Allocation Fund. The Trustees have further authorized the issuance of up to nine classes of shares of the foregoing series, Class I, Class II, Class III, Class IV, Class V, Class VI, Class VII, Class VIII and Class M Shares. Interests in each portfolio are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding series. The shares of such series do not have any preemptive rights. Upon liquidation of a series, shareholders of the corresponding series are entitled to share pro rata in the net assets of the series available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but there is no present intention to make such charges.

         The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series of shares with such dividend preferences and other rights as the Trustees may designate. While the Trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently. The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios. Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

         The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

         As of the date of this Statement of Additional Information, no shares of the Fund were outstanding.

                                  VOTING RIGHTS

         Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and will vote (to the extent provided herein) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the Investment Company Act of 1940, shares shall be voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only shareholders of such affected Funds shall be entitled to vote thereon. Shareholders of one Fund shall not be entitled to vote on matters exclusively affecting another Fund, such matters including, without limitation, the adoption of or change in the investment objectives, policies or restrictions of the other Fund and the approval of the investment advisory contracts of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except with respect to matters that affect only that class of shares and as otherwise required by law.

         There will normally be no meetings of shareholders for the purpose of electing Trustees except that in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

         No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the relevant Fund for all loss and expense of any shareholder of that Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund of which he is or was a shareholder would be unable to meet its obligations.

         The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject to by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

         Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard

& Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

         STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): the ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         MOODY'S. The following is a summary of the ratings used by Moody's Investor Services, Inc. for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

         1.       An application for rating was not received or accepted.

         2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

         3. There is lack of essential data pertaining to the issue or issuer.

         4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 23.  Exhibits

         (a)      Amended and Restated Agreement and Declaration of Trust.(1)

         (b)      Amended and Restated By-laws of the Trust.(1)

         (c) Please refer to Article 5 of the Trust's Amended and Restated Declaration of Trust, which is hereby incorporated by reference.

         (d) 1. Form of Management Contracts between the Trust, on behalf of each of its GMO U.S. Core Fund (formerly "GMO Core Fund"), GMO Tobacco-Free Core Fund, GMO Value Fund (formerly "GMO Value Allocation Fund"), GMO Growth Fund (formerly "GMO Growth Allocation Fund"), GMO Small Cap Value Fund (formerly "GMO Core II Secondaries Fund"), GMO Small Cap Growth Fund, GMO Real Estate Fund (formerly "GMO REIT Fund"), GMO International Intrinsic Value Fund (formerly "GMO International Core Fund"), GMO Currency Hedged International Equity Fund (formerly "GMO Currency Hedged International Core Fund"), GMO International Disciplined Equity Fund, GMO International Growth Fund, GMO Foreign Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, GMO Emerging Markets Fund, GMO Evolving Countries Fund, GMO Asia Fund, GMO Global Hedged Equity Fund, GMO Domestic Bond Fund, GMO Core Plus Bond Fund (formerly "GMO U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), GMO International Bond Fund, GMO Currency Hedged International Bond Fund (formerly "GMO SAF Core Fund"), GMO Global Bond Fund, GMO Emerging Country Debt Fund, GMO Short-Term Income Fund, GMO Inflation Indexed Bond Fund, GMO Intrinsic Value Fund; GMO Tax-Managed Small Companies Fund (formerly "GMO U.S. Small Cap Fund"); GMO International Equity Allocation Fund, GMO World Balanced Allocation Fund (formerly "GMO World Equity Allocation Fund"), GMO Global (U.S.+) Equity Allocation Fund, GMO Global Balanced Allocation Fund, GMO U.S. Sector Fund (formerly "GMO U.S. Sector Allocation Fund"), GMO International Core Plus Allocation Fund, GMO Pelican Fund, GMO Tax-Managed U.S. Equities Fund, GMO Alpha LIBOR Fund, GMO Tax-Managed International Equities Fund, GMO Emerging Country Debt Share Fund and GMO Taiwan Fund, and Grantham, Mayo, Van Otterloo & Co. ("GMO");(1)

         (e)      None.

-----------------

(1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

         (f)      None.

         (g) 1. Custodian Agreement (the "IBT Custodian Agreement") among the Trust, on behalf of certain Funds, GMO and Investors Bank & Trust Company ("IBT");(1)

                  2. Form of Custodian Agreement (the "BBH Custodian Agreement") between the Trust, on behalf of certain Funds, and Brown Brothers Harriman & Co. ("BBH");(1)

                  3. Form of Custodian Agreement (the "SSB Custodian Agreement") between the Trust, on behalf of its GMO Pelican Fund, and State Street Bank and Trust Company ("SSB");(1)

                  4. Forms of Letter Agreements with respect to the IBT Custodian Agreement between the Trust, on behalf of certain Funds, GMO and IBT;(1)

                  5. Forms of Letter Agreements with respect to the BBH Custodian Agreement between the Trust, on behalf of certain Funds, and BBH;(1) and

                  6. Form of Accounting Agency Agreement (the "Accounting Agency Agreement") between the Trust, on behalf of certain Funds, and BBH;(1)

                  7. Form of Letter Agreement with respect to the Accounting Agency Agreement between the Trust, on behalf of certain Funds, and BBH - Exhibit 1;

                  8. Form of 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH;(1)

                  9. Form of Letter Agreement with respect to 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH - Exhibit 2; and

                  10. Form of Amended and Restated Delegation Agreement between IBT and the Trust, on behalf of certain Funds of the Trust.(1)

         (h) 1. Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

                  2. Forms of Letter Agreements to the Transfer Agency Agreement among the Trust, on behalf of certain Funds, GMO and IBT;(1)

                  3. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust;(1) and

------------

(1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                  5. Form of Amended and Restated Servicing Agreement between the Trust, on behalf of certain Funds, and GMO.(1)

         (i)      Form of Opinion and Consent of Ropes & Gray(1).

         (j)      None.

         (k)      Financial Statements - Not applicable.

         (l)      None.

         (m)      None.

         (n) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as amended and restated March 12, 2001.(1)

         (o)      Reserved.

         (p) Code of Ethics adopted by GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Australia LLC, GMO Renewable Resources LLC, GMO Woolley Ltd.(1)

Item     24.      Persons Controlled by or Under Common Control with
                  Registrant

         None.

Item 25.          Indemnification

         See Item 27 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 26.           Business and Other Connections of Investment Adviser

         See Item 28 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.

Item 27.           Principal Underwriters

         Not Applicable.

Item 28.           Location of Accounts and Records

----------------
(1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

         See Item 30 of Pre-Effective Amendment No. 1 which is hereby incorporated by reference.


Item 29.            Management Services

         Not Applicable.

Item 30.            Undertakings

         None.

-----------

(1) Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 83 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 30th day of September, 2002.

                                        GMO Trust

                                        By: R. JEREMY GRANTHAM*
                                            -------------------
                                            R. Jeremy Grantham
                                            Title:  President - Quantitative;
                                            Principal Executive Officer; Trustee

         Pursuant to the requirements of the 1940 Act, this Post-Effective Amendment No. 83 to the Trust's Registration Statement under the 1940 Act has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                     Title                                              Date
----------                                     -----                                              ----
R. JEREMY GRANTHAM*                            President - Quantitative; Principal Executive      September 30, 2002
-------------------
 R. Jeremy Grantham                            Officer; Trustee

SUSAN RANDALL HARBERT*                         Chief Financial Officer and Treasurer; Principal   September 30, 2002
----------------------
Susan Randall Harbert                          Financial and Accounting Officer

JAY O. LIGHT*                                  Trustee                                            September 30, 2002
-------------
Jay O. Light

DONALD W. GLAZER*                              Trustee                                            September 30, 2002
-----------------
Donald W. Glazer


                            * By:   /s/ ELAINE M. HARTNETT
                                   -----------------------
                                   Elaine M. Hartnett
                                   Attorney-in-Fact

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)


Signature                           Title                     Date
---------                           -----                     ----
/s/ Jay O. Light                    Trustee                   December 11, 2000
------------------
Jay O. Light

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)


Signature                           Title                     Date
---------                           -----                     ----
/s/ R. Jeremy Grantham              Trustee                   December 11, 2000
----------------------
R. Jeremy Grantham

                                POWER OF ATTORNEY

         I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett, Susan Randall Harbert and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)


Signature                           Title                     Date
---------                           -----                     ----
/s/ Donald W. Glazer                Trustee                   December 11, 2000
---------------------------
Donald W. Glazer

                                POWER OF ATTORNEY

         I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Elaine M. Hartnett and William R. Royer, singly, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering shares of beneficial interest of GMO Trust, hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.

         Witness my hand and common seal on the date set forth below.

                  (Seal)

    Signature                            Title                                  Date
    ---------                            -----                                  ----
/s/ Susan Randall Harbert                Treasurer; Principal Financial and     May 2, 2001
-------------------------
Susan Randall Harbert                    Accounting Officer

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit No.         Title of Exhibit
-----------         ----------------
        1           Form of Letter Agreement with respect to the Accounting
                    Agency Agreement between the Trust, on behalf of certain
                    Funds, and BBH.

        2 Form of Letter Agreement with respect to the 17f-5 Delegation Schedule between the Trust, on behalf of certain Funds, and BBH.